SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 5, 2004

MRV COMMUNICATIONS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	06-1340090
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

20415 NORDHOFF STREET CHATSWORTH, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	91311 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (818) 773-0900

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5. Other Events.

On February 5, 2004, MRV publicly announced its statements of operations for the three months and year ended December 31, 2003 and 2002, and its balance sheets at December 31, 2003 and December 31, 2002. These financial statements, which are included herein as part of Item 5 of this Report, follow on pages 3 and 4 of this report.

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MRV Communications, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Year Ended

	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002

Net revenue	$71,952	$67,654	$241,844	$252,532
Cost of goods sold	50,710	42,361	167,754	169,566

Gross profit	21,242	25,293	74,090	82,966
Operating costs and expenses:
Product development and engineering	7,258	7,632	30,972	49,358
Selling, general and administrative	17,436	20,823	62,868	90,047
Amortization of intangibles	8	54	33	140
Impairment loss on long-lived assets	—	522	—	17,038
Impairment loss on goodwill and other intangibles	—	—	356	72,697

Total operating costs and expenses	24,702	29,031	94,229	229,280

Operating loss	(3,460)	(3,738)	(20,139)	(146,314)
Other expense, net	450	13,137	6,380	23,465

Loss before minority interest, provision for taxes, extraordinary gain, and cumulative effect of an accounting change	(3,910)	(16,875)	(26,519)	(169,779)
Minority interest	(21)	85	58	230
Provision for taxes	1,028	484	2,361	13,395

Loss before extraordinary gain and cumulative effect of an accounting change	(4,917)	(17,444)	(28,938)	(183,404)
Extraordinary gain, net of tax	—	—	1,950	—
Cumulative effect of an accounting change	—	—	—	(296,355)

Net loss	$(4,917)	$(17,444)	$(26,988)	$(479,759)

Earnings per share:
Basic and diluted loss per share:
Loss before extraordinary gain and cumulative effect of an accounting change	$(0.05)	$(0.18)	$(0.28)	$(2.01)
Extraordinary gain, net of tax	$—	$—	$0.02	$—
Cumulative effect of an accounting change	$—	$—	$—	$(3.24)
Net loss	$(0.05)	$(0.18)	$(0.26)	$(5.25)
Weighted average number of shares:
Basic and diluted	104,747	95,811	102,022	91,421

MRV Communications, Inc.

Balance Sheets

(In thousands)

	December 31, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$88,706	$100,618
Short-term marketable securities	5,221	11,738
Time deposits	1,411	2,789
Accounts receivable, net	57,297	50,965
Inventories	35,799	32,695
Other current assets	5,379	11,283

Total current assets	193,813	210,088
Property and equipment, net	25,416	35,169
Goodwill	29,965	29,740
Intangibles	102	135
Long-term marketable securities	1,705	1,447
Deferred income taxes	2,594	2,637
Investments	3,063	3,063
Other assets	1,938	2,524

	$258,596	$284,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and short-term obligations	$2,905	$7,393
Convertible subordinated notes	—	32,418
Accounts payable	50,644	41,308
Accrued liabilities	25,523	31,542
Deferred revenue	3,754	3,950
Other current liabilities	2,936	2,289

Total current liabilities	85,762	118,900
Long-term debt	200	390
Convertible notes	23,000	—
Other long-term liabilities	4,215	3,666
Minority interest	5,291	7,371
Commitments and contingencies
Stockholder’s equity	140,128	154,476

	$258,596	$284,803

Item 12 — Results of Operations and Financial Condition.

On February 5, 2004, registrant made an earnings release announcing registrant’s fourth quarter 2003 and year ended December 31, 2003 financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of February 5, 2004, and registrant does not assume any obligation to update such information in the future.

On February 5, 2004, as previously announced, registrant held a teleconference and audio web cast to discuss its fourth quarter 2003 and year ended December 31, 2003 financial results. The script prepared for use by registrant’s executives and the Financial Highlights Overview and Highlights presented at this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the script and web cast is presented as of February 5, 2004, and registrant does not assume any obligation to update such information in the future.

The information included in this Item 12, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 9, 2004

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan

Noam Lotan
President and Chief Executive Officer